EXHIBIT 10.5.2

THREE SISTERS RANCH

ENTERPRISES LLC

SECOND AMENDMENT

THIS SECOND AMENDMENT TO LEASE (“Amendment”) is made and entered into effective as of March 3, 2005 (“Effective Date”), by and between THREE SISTERS RANCH ENTERPRISES, LLC, a California limited liability company (“Landlord”), and NEUROGESX, INC., a California corporation (“Tenant”):

This Second Lease Addendum is attached to and forms a part of the Lease identified below together with any amendments, modifications and exhibits. This Second Lease Addendum constitutes additional covenants and agreements which are intended to prevail in the event of any conflict between the covenants and agreements contained in this Second Lease Addendum and those contained in the Lease itself and/or the Lease Addenda. Except for the additions, changes and removals listed herein, all other terms and conditions of the Lease will remain in full force and effect throughout the term of the Lease.

RECITALS

A. On or about August 11, 2000, Landlord and Tenant entered into a lease (“Lease”), for the certain premises owned by Landlord and thereafter executed a first amendment on December 1, 2001 moving from the original premises of 969 Industrial Road, Suite C, San Carlos, CA to current premises. Tenant current leases 16,195 square feet of 981 Industrial Road, Suites D and F, San Carlos, California 94070 (together, the “Premises”), that are all part of a building complex more commonly known as the San Carlos Business Park.

B. Tenant has notified Landlord that Tenant intends to extend their lease that expires February 28, 2005 noted in recital A above.

TERMS AND CONDITIONS

THEREFORE, IT IS HEREBY MUTUALLY AGREED by and between the Parties hereto as follows:

1.	During the remaining Term of the Lease, for so long as Tenant is not in material default under any of the provisions of the Lease shall be amended to read as follows:

2.	The term of this Lease Extension shall commence March 1, 2005 and expire December 31, 2006.

3.	Tenant would like to modify the amount of space presently Tenant currently leases by reducing the total rentable square footage to 10,956 square feet. The breakdown of this new space is as shown in Exhibit A.

4.	Base Rent shall be $12,730.50 per month for the extended lease term. Reimbursable C.A.M. charges shall be $3,269.50 per month for the extended lease term. Total monthly rent for the extended term shall be $16,000.00 per month.

5.	Landlord will provide or repair items detailed in e-mail to Marty Ruberry dated February 14, 2005 (shown in Exhibit B ).

6.	Landlord will reduce last month’s rent and security deposit to $32,000.00 from $51,824.00. A refund check in the amount of $19,824.00 will be prepared upon execution of the lease amendment.

The provisions of this Amendment shall control if in conflict with any of the provisions of the body of the Lease or any exhibits or other attachments to the Lease.

Except as expressly provided in this Second Amendment, the Parties hereby reaffirm the Lease and each provision thereof, in its entirety, and Tenant affirms that neither Landlord nor, to the best of Tenant’s knowledge, Tenant is in breach or default of any of their respective obligations under the Lease.

This Amendment may be executed in counterparts.

IN WITNESS HEREOF, the Parties have executed this Second Lease Amendment as of the date first set forth above.

LANDLORD:		TENANT:
THREE SISTERS RANCH		NEUROGESX, INC.
ENTERPRISES, LLC, a California		a California Corporation
Limited Liability Company

By:	/s/ Martin E. Ruberry	By:	/s/ Stephen Ghiglieri
	Martin E. Ruberry		Stephen Ghiglieri
Its:	President		CFO

Date:	2/28/05	Date:	2/28/05
By:
Date:

Exhibit “A”

[Blueprint of Premises]

Exhibit “B”

[E-mail to Martin Ruberry]